Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (“Annual Report”), hereby constitutes and appoints Michael P. Dastugue, Janet Dhillon, and Dennis P. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her and in his or her name, place, and stead, in any and all capacities, to sign said Annual Report, which is about to be filed, and any and all subsequent amendments to said Annual Report, and to file said Annual Report so signed, and any and all subsequent amendments thereto so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Annual Report, hereby granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 29th day of March, 2011.

/s/ Myron E. Ullman, III	/s/ Michael P. Dastugue
Myron E. Ullman, III Chairman of the Board and Chief Executive Officer (principal executive officer); Director	Michael P. Dastugue Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Dennis P. Miller	/s/ William A. Ackman
Dennis P. Miller Senior Vice President and Controller (principal accounting officer)	William A. Ackman Director

/s/ Colleen C. Barrett	/s/ M. Anthony Burns
Colleen C. Barrett Director	M. Anthony Burns Director

/s/ Thomas J. Engibous	/s/ Kent B. Foster
Thomas J. Engibous Director	Kent B. Foster Director

/s/ Geraldine B. Laybourne	/s/ Burl Osborne
Geraldine B. Laybourne Director	Burl Osborne Director

/s/ Leonard H. Roberts	/s/ Steven Roth
Leonard H. Roberts Director	Steven Roth Director

/s/ Javier G. Teruel	/s/ R. Gerald Turner
Javier G. Teruel Director	R. Gerald Turner Director

/s/ Mary Beth West
Mary Beth West Director